U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 7, 2010

APOLLO CAPITAL GROUP, INC.
(Exact Name of registrant as specified in its Charter)

Florida	001-34296	22-3962092
State of Incorporation	Commission File No.	I.R.S. Employer
Identification No.

20900 N.E. 30 th Ave., 8 th Floor, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (786)     871       -         4858

n/a
(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

TABLE OF CONTENTS

i

As used throughout this report, unless the context otherwise requires the terms “ Apollo ,” “ we ,” “ us ,” “the Company ” and “ our Company ” refer to Apollo Capital Group, Inc. and its subsidiaries.

Item 1.01. Entry Into a Material Definitive Agreement.

On July 7, 2010, Apollo entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with the shareholders of Celestial Investments Limited (“Celestial Investments”), a United Kingdom private limited company, including Ciaran S. Kelly, a director of Apollo and consummated the transaction contemplated thereby.  Pursuant to the Share Exchange Agreement, Apollo acquired all of the outstanding shares of Celestial Investments’ capital stock from its three shareholders, in exchange for the issuance to those three shareholders of an aggregate of 6,000,000 shares of Apollo common stock, (the “Apollo Shares”) including 1,800,000 Apollo Shares, or approximately 7.9% of our currently outstanding shares to Mr. Kelly (the “Share Exchange”).  The Apollo Shares were issued pursuant to the exemption from registration afforded by Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  Upon completion of the Share Exchange, Celestial Investments became a wholly-owned subsidiary of Apollo.

Celestial Investments has been appointed by Celestial Green, Ltd. (“Celestial Green”) as a sales representative for the sale of carbon credits expected to be generated from projects to reduce greenhouse gas emissions from deforestation and forest degradation, which Celestial Green intends to conduct in Brazil.  The initial project covers approximately 10,000 hectares in the Brazilian state of Rondonia (the “Rondonia Project”).  Humberto Medeiras de Moraes, our Vice President and João Borges Andrade, one of our directors, are members of Celestial Green’s management team.  Other than Mr. Kelly’s relationship with Celestial Investments or Messrs. deMoraes’ and Andrade’s relationship with Celestial Green, there are no other material relationships between our directors and executive officers and either Celestial Green or Celestial Investments.

See “Item 2.01.  Completion of Acquisition or Disposition of Assets – Our Business – Celestial Investments” for a description of the background and terms of Celestial Investment’s Sales Representative Agreement with Celestial Green.

As described in “Item 2.01.  Completion of Acquisition or Disposition of Assets – Our Business – Background” below, following a change in control transaction which occurred in October 2009, Apollo sought to acquire a business in the mining and/or reforestation fields.  Given the involvement of Messrs. Moraes and Andrade with Celestial Green and Mr. Kelly with Celestial Investments, in the late spring of 2010, discussions started among such individuals regarding the possible acquisition by Celestial Investments by Apollo.  Ultimately, Anthony J. Finn, our Chairman and Chief Executive Officer, negotiated the terms of the Share Exchange Agreement with Mr. Kelly.  The Share Exchange Agreement was approved by unanimous consent of Apollo’s Board of Directors on July 7, 2010.

The Share Exchange did not result in any changes to our board of directors or management.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Transaction

See “Item 1.01 Entry Into a Material Definitive Agreement” above for information on the Share Exchange pursuant to which Apollo acquired all of the outstanding capital stock of Celestial Investments.

Our Business

Background

Apollo was incorporated in the state of Florida on April 12, 2007 under the name “Pop Starz Publishing Corp.” as a wholly-owned subsidiary of Pop Starz Records , Inc. (“PSR”) and on June 24, 2008 changed its name to “Apollo Entertainment Group, Inc.” in connection with its spin-off to shareholders of PSR.

Apollo’s initial business, which was concluded through its initially wholly-owned subsidiary, Alpha Music Mfg. Corp. (“Alpha”) was the pressing of vinyl records, CD/CD Rom duplication and DVD duplication.

On October 19, 2009, pursuant to a Stock Purchase and Sale Agreement dated October 1, 2009, Mr. Manfred H. Wutzer acquired 15,950,237 shares (or approximately 95.8%) of the Company’s then outstanding common stock from Mrs. Michelle Tucker, the Company’s then President, Chief Executive Officer, sole director and principal shareholder (the “Change in Control Transaction”).  Upon consummation of the Change in Control Transaction, Ms. Tucker resigned from her positions with the Company and new directors and executive officers were appointed.

In connection with the Change in Control Transaction, Apollo agreed to distribute the shares of Alpha it owned, to Apollo’s shareholders of record immediately prior to the Change in Control Transaction.  A registration statement to effect such spin-off has been filed with the Securities and Exchange Commission (the “SEC”), but has not yet been declared effective.  Accordingly, until that happens, Alpha Music is still a subsidiary of Apollo, although its operations and affairs are controlled by our former shareholders.  However, as of the result of issuance of shares of common stock of Alpha in various transactions between March and June 2010 as compensation to Alpha’s officers and directors and in conversion of certain debt owed by Alpha to a former Apollo shareholder, as of June 30, 2010, we now own less than 50% of the outstanding shares of Alpha.

Mr. Wutzer, as the Company’s new majority shareholder and new management, elected to redirect our business activities into fields related to mining and reforestation, as they believed this would afford Apollo and its shareholders greater long-term growth potential.  Initially, following completion of the Change in Control Transaction, Apollo focused its efforts on expanding our Company’s management and identifying potential business opportunities.  On December 10, 2009, we changed our name to “ Apollo Capital Group, Inc. ” to better reflect our intended business plan. Ultimately, on July 7, 2010, we entered into the Share Exchange Agreement and consummated the Share Exchange.

Celestial Investments

Through Celestial Investments, our wholly-owned subsidiary, we will be a sales representative for the marketing of carbon credits generated by Celestial Green’s Rondonia Project and possible subsequent environmental conservation projects in Brazil.

Ciaran Kelly and Phillip Jett have longstanding relationships in the business and industrial community of the United Kingdom and Europe, including relationships with the principals and management of Celestial Green.  Accordingly, when Celestial Green began planning its business to generate and sell carbon credits, it turned to Messrs. Kelly and Jett for sales and marketing advice, which ultimately resulted in their agreement to become a sales representative for Celestial Green.  Accordingly, Celestial Investments was formed in November 2008 as a vehicle to serve as a sales representative for Celestial Green and spent the next year in organizational activities in contemplation of its planned sales and marketing business.  In July 2009, Celestial Green and Celestial Investments entered into a formal Sales Representative Agreement (the “Sales Representative Agreement”) pursuant to which Celestial Investments was appointed a sales representative to market carbon credits to be generated by Celestial Green’s environmental conservation projects, with no territorial restrictions.  Pursuant to the Sales Representative Agreement, Celestial Investments is entitled to receive a commission of ten percent (10%) of the sales price of sales of carbon credits it secures as well as reimbursement of certain out of pocket expenses.  Payments are due to Celestial Investments within thirty (30) days of receipt by Celestial Green of payments for carbon credits sold.  The Sales Representative Agreement has an indeterminate term, but may be terminated by either party at any time upon thirty (30) days’ prior written notice.

Since commencing its marketing activities in the first quarter of 2010, Celestial Investments has secured for Celestial Green an option agreement with a supply chain distributor of carbon solutions to purchase 8,000,000 carbon credits on a “when issued” basis at a price of $5.25 per carbon credit and a second option agreement with an investment company in the sustainable and renewable energy markets to purchase 270,000 carbon credits on a “when issued” basis at a price of $4.50 per carbon credit.  The option agreements are exercisable at any time prior to the issuance of the carbon credits to Celestial Green, at which time the parties will enter into a binding purchase and sale agreement.  The purchase price is determined by negotiation between the parties, based on numerous factors, including market conditions, anticipated timing of issuance and political and other factors.

As described in “Methodology of Issuance” below, it can take between eight (8) months to two (2) years for carbon credits to be approved and issued for a particular project.  Accordingly, Celestial Investments believes that given this rather lengthy lead time, it is typical industry practice to sell carbon credits through options or letters of interest on a “when issued” basis.  Celestial Investments has been advised by Celestial Green, that given the current status of the Rondonia Project in the validation and verification process, that carbon credits generated by the Rondonia Project are expected to be issued to Celestial Green during the second or third quarter of 2011, at which time it is estimated that sales will be consummated.

We intend to continue to focus our efforts on Celestial Investment’s business activities and to continue to explore the acquisition of other complementary ventures in fields relating to mining and/or reforestation, including actual mining activities and reforestation activities.  Although we examine opportunities from time to time, we presently do not have any such opportunities under consideration.

Carbon Credits

A carbon credit is a generic term meaning that a value has been assigned to a reduction or offset of greenhouse gas emissions.

Greenhouse gasses such as carbon dioxide, methane, nitrous oxide, and hydroflurocarbons are generated through the burning of fossil fuels (coal, oil and natural gas).  In recent years, because of the concern about the adverse effects greenhouses gasses have on the environment, there have been increasing international attempts to mitigate the growth of greenhouse gas emissions by imposing “caps” or quotas for greenhouse gas emissions through treaties such as the Kyoto Protocol.

Under the Kyoto Protocol and other agreements, subscribing countries (which does not include the United States) are allocated quotas of greenhouse gas emissions, which are in turn allocated by respective governments to individual businesses who generate greenhouse gasses.  Each business is allocated a certain amount of carbon credits, with each carbon credit allowing the business to generate one metric ton of greenhouse gasses.  In addition, sponsors of projects designed to reduce greenhouse gas emissions through methods such as reforestation or the application of newly developed “green” technologies are similarly given carbon credits which through their sale, can generate funding for the project.

Carbon credits are traded internationally, providing businesses with cost effective options to reduce emissions either by investing in cleaner technology and/or equipment or by purchasing carbon credits from a business which uses less than its allocation or a greenhouse gas emission reduction project which generates carbon credits.  Accordingly, several exchanges have developed, principally in Europe, on which carbon credits are traded, much like stocks, bonds or commodities.  These exchanges are the Chicago Climate Exchange, European Climate Exchange, Nord Pool, PowerNext and the European Energy Exchange.

Methodology of Issuance

Under the Kyoto Protocol’s Clean Development Mechanism, in addition to carbon generated by credits direct reduction of greenhouse by operating businesses, carbon credits can be generated by environmental projects which are designed to reduce or offset greenhouse gas emissions.  When sold in the international market, carbon credits generated by these “offset projects” provide funding for these projects, as well as a financial incentive to undertake additional projects.

The issuance of carbon credits for a particular offset project typically takes from eight (8) months to two (2) years.  A project sponsor must demonstrate that its project will meet one of the criteria imposed by international standards for reductions in greenhouse gas emissions.  These include the Voluntary Carbon Standard (“VCS”), the Climate, Community and Biodiversity Alliance (“CCBA”) Standard, and the CDM Gold Standard.  These standards are not established by governmental bodies, but rather by consortiums of research institutions, corporations and non-governmental associations.  Celestial Green has advised us that it intends to comply with the CCBA and VCS standards with respect to the Rondonia Project.

Initially, the sponsor of an offset project begins with a Project Idea Note of “PIN”, which is a brief overview of the project and the intended environmental and biodiversity benefits.  Depending on which standard is used, the sponsor may be required to submit the PIN to an approved verifier or validator known as a Designated Operational Entity (“DOE”).  If the PIN is verified and validated, or if the particular standard used does not require a PIN, the sponsor then develops and submits to the DOE a Project Design Document or “PDD” which is an extensively detailed description of the project setting forth the environmental effects and anticipated greenhouse gas emission reduction for the project.  Once the DOE verifies and validates the PDD, the number of carbon credits applied for are issued to the sponsor by one of the independent Brazilian companies designated by the Brazilian government.  The carbon credits are deposited into the sponsor’s account in one of three international registries.  The sponsor is then free to sell and/or trade the carbon credits.

The Rondonia Project

One category of offset project is a project which is targeted at Reducing Emissions from Deforestation and Forest Degradation or REDD.  Particularly since the onset of the Industrial Revolution almost two centuries ago, the earth has suffered from deforestation and forest degradation, with an increasing amount of earth’s forests either shrinking or disappearing entirely.  This has occurred for many reasons, including increases in population, commercial use of timber and conversion of forests to alternative uses, including farming and mining.  As trees and plants are the mechanism by which greenhouse gasses such as carbon dioxide are recycled by nature into oxygen, continued deforestation and forest degradation has had a significant adverse impact on greenhouse gas emissions.  Perhaps nowhere is REDD more welcome than in the ecologically sensitive Brazilian rainforest, which has faced significant human encroachment, deforestation and degradation in recent years.

REDD represents, for the first time, a tangible market mechanism to reward forest conservation, and to fight deforestation one hectare at a time, on purely economic competitive terms, and thus unleashing the efficiency of market forces.  Forest conservation, however, represents much more than climate and biodiversity.  Forests generate critical ecosystem services related to maintaining the global water cycle, preventing soil erosion, mitigation regional changes in weather patterns, etc.  Equally important, forests are the homes and provide the livelihoods to indigenous and other groups who derive their income and cultural traditions from them.  These groups would much prefer to conserve these forests, but in many cases are unable to compete with alternative land uses that reward deforestation.  Intact forests, however, should not be synonymous with idle forests.  Forest conservation is compatible with economic uses that do not imply deforestation, such as sustainable forestry management, ecotourism, bio-prospecting, and many others.  In most cases, however, and without income from carbon markets, these uses cannot provide, alone, sufficient economic incentives to stop deforestation.

Celestial Green is an Irish corporation which intends to generate carbon credits by sponsoring REDD and other environmental projects in Brazil.  Brazil, which is a signatory to the Kyoto Protocol, has the highest rate of tropical deforestation in the world.  Accordingly, Celestial Green has advised us that it believes Brazil will be receptive to REDD projects.

Celestial Green has advised us that to date, it has acquired, leased, or has otherwise secured the rights to conduct REDD projects on approximately 19.0 million hectares of land in Brazil.  Of this amount, approximately 10,000 hectares are owned either directly or with joint venture partners and the remaining 18.990,000 hectares are subject to lease or license arrangements.

The Rondonia Project, which is Celestial Green’s initial REDD project, proposes to sustainably protect a 10,000 hectare area of primary tropical rain forest, of very high conservation value, in the state of Rondonia, Brazil, which is on the western Amazon.  The area includes a gold and mineral mining license which has been issued to Celestial Green for 4,300 hectares of this land.  Celestial Green believes that development of mining operations would have a catastrophic ecological impact, removing carbon stocks, biodiversity and ecosystem services across the entire 4,300 hectare area, as well as directly and indirectly leading to deforestation and degradation in the surrounding 5,700 hectares through associated activities, such as road building.

The primary aims of the Rondonia Project are as follows:

•	to allow the issued mining license to lapse, ensuring that mining does not go project;

•	to retain the presently existing closed canopy primary forest in pristine condition, retaining its current level of stored carbon;

•	to take measures to ensure that the forest retains its current levels of biodiversity and pristine environment;

•	to uphold and maintain the identity and culture of the indigenous communities which currently live in and utilize adjacent areas of forest land;

•	to involve the local communities in the project wherever and whenever possible; and

•	to ensure that the local communities benefit from their participation in the project by way of financial, medical and educational assistance and employment opportunities.

In order to ensure long-term protection of the project area, forest protection measures are expected to be implemented through engagement, training and development of local community members.  Celestial Green has advised us that it will be working closely with Fundação Ecológica de Amazônia (FEAMA), a foundation dedicated to the environmental protection of the Amazon region, to ensure that local communities from the adjacent communities are able to benefit from the project land in a traditional sustainable manner, through access to resources within the forest and by sharing in the revenues derived from the carbon benefits delivered by the Rondonia Project.

Celestial Green has advised us that it does not require any Brazilian federal, state, or local governmental approvals for the Rondonia Project.

Celestial Green has further advised Celestial Investments that if has submitted its PDD for the Rondonia Project to a DOE for verification and validation and accordingly, anticipates that process to be completed and carbon credits to be issued in the second or third quarter of 2011.

Celestial Green has advised us that a portion of funds generated by the Rondonia Project are intended to be used to fund subsequent environmental conservation projects in Brazil.

Marketing and Sales Activities

The target purchasers for carbon credits include businesses, principally in various European countries, who at present find it more economically efficient to purchase carbon credits to increase their allocation of permissible greenhouse gas emissions rather than investing capital in acquiring cleaner equipment or “green” technology.  In addition, Celestial Investments markets carbon credits to investors who resell these carbon credits and to otherwise trade in the market for such credits.  Celestial Investments’ sales and marketing efforts consist of directly approaching the industrial companies and other potential buyers through its existing network of business relationships and contacts.

Celestial Investments’ sales and marketing activities are overseen by Messrs. Ciaran S. Kelly and Phillip Jett, its executive officers.  In order to avoid the need for significant infrastructure, including the hiring of numerous employees, Celestial has contracted with Industry RE, an unaffiliated party, to provide it with the services of up to three sales representatives.  Industry RE is a London-based sales advisory firm.  Pursuant to the agreement with Industry RE, Celestial Investments will pay to Industry RE a commission equal to 3% of the sales price of carbon credits it sells and reimburse Industry RE for certain out-of-pocket expenses.  The agreement with Industry RE is terminable by either party upon 30 days’ written notice.

At present, the trading market for carbon credits, which is relatively new, is not regulated.  No assurance can be given, however, that the market will not be so regulated in the future.  The market for carbon credits is also impacted by the extent of environmental regulation imposed by the governments of industrialized nations.  For example, the failure to date by the United States to enact comprehensive climate control legislation which imposes “caps” on greenhouse gas emissions, has diminished the attractiveness of purchasing carbon credits to U.S. businesses.

Celestial Green will need to comply with its chosen verification standards (VCS/CCBA) in order to ensure that the Rondonia Project generates the desired carbon credits.  Failure of Celestial Green to do so or any adverse change in the regulatory scheme governing the issuance of carbon credits may have a material adverse effect on its business and consequently, that of Celestial Investments.

Employees

Other than Ciaran S. Kelly and Phillip Jett, its executive officers, Celestial Investments currently has no employees.  It outsources its personnel needs to Industry RE pursuant to the agreement described in “ Sales and Marketing Efforts ” above.

Facilities

Celestial Investments occupies two office suites in Beckenham, Kent, England, which it leases from a non-affiliated party for £1,250 per month plus VAT pursuant to a month to month lease.  We believe that these premises are adequate for Celestial Investments’ current and proximate future needs.

Legal Proceedings

Celestial Investments is not a party to any legal proceeding.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, out business, financial condition or results of operations may be materially adversely affected.  In such case, the trading price of our common stock could decline and shareholders could lose all or part of their investment.

Risks Relating to Our Business

Celestial Investments has an extremely limited operating history.

Since its formation in November 2008, Celestial Investments has largely focused on organizational activities and only commenced its marketing and sales efforts for carbon credits in the first quarter of 2010.  To date, Celestial Investments is a development stage company and has not generated any revenues.  There can be no assurance that we will ever generate significant revenues from Celestial Investments’ operations or ever operate profitably.

There is substantial doubt about Celestial Investments’ ability to continue as a going concern.

The opinion of the independent registered public accounting firm on the Celestial Investments’ December 31, 2009 financial statements states that the financial statements were prepared assuming Celestial Investments will continue as a going concern.  As discussed therein, Celestial Investments had no revenues and funded its operations by a loan from one of its former shareholders.  These matters raise substantial doubt about Celestial Investments’ ability to continue as a going concern.  Our plan in regard to these matters is set forth in the notes to the financial statements.  If Celestial Investments does not generate sufficient revenues from operations, we will be required to secure alternative financing to fund its business.  There can be no assurance that if needed, such financing will be available, on commercially reasonable terms or at all.

The market for trading carbon credits is relatively new and undeveloped.

The international market for trading carbon credits is relatively new and undeveloped.  Accordingly, there can be no assurance that the trading market will fully mature and be sustained.  Celestial Investments’ business may be harmed by any volatility or other adverse developments in the market. In addition, given the relatively early stage of development of the carbon credit trading market, Celestial Investments’ experience in the market is limited.

Celestial Investments will be wholly-dependent upon its relationship with Celestial Green and the success of the Rondonia Project for its business success.

As presently contemplated, Celestial Investments’ sole initial source of revenue will be commissions from the sale of carbon credits generated by the Rondonia Project.  Accordingly, Celestial Investments will be wholly dependent upon its relationship with Celestial Green and the success of the Rondonia Project for its own business success.  There can be no assurance that Celestial Green will be successful in its business efforts, whether in implementing the Rondonia Project or otherwise. In the event the Rondonia Project is not successfully implemented, or does generate the anticipated level of carbon credits or if Celestial Green’s business or financial condition is otherwise materially adversely impacted, Celestial Investments’ business may be substantially harmed as well.

Moreover, our agreement with Celestial Green is terminable by either party upon thirty (30) days’ notice and permits Celestial Green to appoint other sales agents for carbon credits in direct competition with Celestial Investments.  If either of the foregoing were to occur, our business and results of operations may be adversely impacted.

We are dependent on the executive officers of Celestial Investments and our third party marketing firm for our success.

The success of Celestial Investments’ marketing efforts is largely dependent on Ciaran S. Kelly and Phillip Jett, its executive officers.  We are not party to employment agreements with either of these individuals.  The loss of either of their services could have a material adverse effect on our business and prospects.

In addition, Celestial Investments has contracted with Industry RE, an unaffiliated party, to provide it with the services of up to three sales representatives.  The agreement with Industry RE is terminable by either party upon 30 days’ written notice.  Therefore, in the event of a termination of the agreement by Industry RE, Celestial Investments may be unable to secure alternative services during such notice period at comparable cost and accordingly, its business may be harmed by such a termination.

Celestial Investments’ business may be impacted by regulation.

At present, the trading market for carbon credits, which is relatively new, is not regulated.  No assurance can be given, however, that the market will not be so regulated in the future.  The market for carbon credits is also impacted by the extent of environmental regulation imposed by the governments of industrialized nations.  For example, the failure to date by the United States to enact comprehensive climate control legislation has diminished the attractiveness of purchasing carbon credits to U.S. businesses.

Celestial Green will need to comply with its chosen verification standards (CVS/CCBA) in order to ensure that the Rondonia Project generates the desired carbon credits.  Failure of Celestial Green to do so or any adverse change in the regulatory scheme governing its planned operations may have a material adverse effect on its business and consequently, that of Celestial Investments.

We may need additional financing to fully implement our business plan.

As noted above, if Celestial Investments fails to generate revenues as anticipated, we may require additional financing to fund its operations.  Moreover, our business plan contemplates the acquisition of complementary ventures in fields related to mining and reforestation.  No assurance can be given that we can successfully identify and consummate any such acquisition.  In addition, we may require additional financing for any such acquisition.  Any additional financing we may obtain may dilute the interests of existing shareholders.  There can be no assurance that additional financing, if needed for any reason, will be available on commercially reasonable terms or at all.  Failure to secure such financing when needed may materially adversely affect our operations.

Celestial Investments will likely face significant competition.

Celestial Investments will likely face significant competition in the marketing and sale of carbon credits.  Many of Celestial Investments’ competitors may have more extensive financial resources and industry experience.  There can be no assurance given that Celestial Investments can compete favorably.

Risks relating to our common stock

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competition;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•	a limited “public float” which could result in positive or negative pricing pressure on the market price for our common stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of our strategic relationship with Celestial Green;

•	regulatory developments;

•	currency fluctuations between the British Pound (in which Celestial Investments generally does business) and the U.S. Dollar;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently on a limited and sporadic trading market for our common stock and we cannot ensure that a liquid market one will ever develop; or be sustained.

Our common stock is quoted for trading on the Over-the-Counter Bulletin Board (the “ OTC Bulletin Board ”) and the Frankfurt Stock Exchange.  However, trading of our common stock is limited and sporadic.

For companies such as ours whose securities are traded in the OTC Bulletin Board or on the Frankfurt Stock Exchange, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.  There can be no assurance that a liquid market in our common stock will ever develop or be sustained.

Our common stock is deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our common stock are subject to the penny stock rules, investors will find it more difficult to dispose of our common stock.

Availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our shareholders sell substantial amounts of our common stock in the public market, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Unavailability of Rule 144

Because Apollo has been deemed to be a “shell” company by the SEC Staff, the exemption from registration for resale of securities into the public market pursuant to Rule 144 under the Securities Act will not be available until August 25, 2011 (one year from the original filing date of this Current Report on Form 8-K).  Accordingly, this adversely impacts the liquidity of all restricted shares of our common stock.

Directors, Executive Officers and Corporate Governance

Director and Executive Officers

The Share Exchange did not result in any changes to our board of directors or management.

The name, age and positions of our directors and executive officers are set forth below.

Name	Age	Positions

Anthony J. Finn	51	Chairman of the Board, Chief Executive Officer and Director
Sigfried M. Klein	49	President
Humberto Medeiros de Moraes	66	Vice President
Ramon Cachafeiro Troitiño	66	Secretary-Treasurer
João Borges Andrade	67	Director
Thorsten Barth	40	Director
Ciaran Sheamus Kelly	46	Director

Anthony J. Finn became Chief Executive Officer of our Company on October 19, 2009, upon consummation of the Change in Control Transaction and Chairman of the Board and a Director on July 15, 2010.  Mr. Finn has been self employed as a financial consultant to clients in the United Kingdom and Brazil for the last ten (10) years.  We believe that his financial experience makes him a valuable asset to our Company.

Sigfried M. Klein became President of our Company on October 19, 2009, upon consummation of the Change in Control Transaction.  Mr. Klein holds a German Banking License issued by the Chamber of Commerce & Industry in Darmstadt, Germany.  Since 2004, Mr. Klein, who is based in Aventura, Florida, has acted as a private investment advisor focused primarily on international commercial real estate investment projects.  We believe that his banking and real estate experience makes him a valuable asset to our Company.

Humberto Madieros de Moraes became Vice President of our Company on March 25, 2010.  Since 1989, Mr. de Moraes has served as Chief Executive Officer of Capital Merchant Bank, a Sao Paolo, Brazil-based merchant banking firm.  We believe that his merchant banking experience makes him a valuable asset to our Company.

Ramon Cachafeiro Troitiño became Secretary-Treasurer of our Company on March 25, 2010.  For at least the past eight (8) years, Mr. Troitiño has been the Managing Director of MAK, S.A., a Spanish-based investment advisory firm.  He has a background as an economist.  We believe that his experience in the field of economics makes him a valuable asset to our Company.

João Borges Andrade became a director of our Company on March 25, 2010.  Mr. Andrade has for the past fifteen (15) years been the Managing Director of TLT Marketing, S.A., a Lisbon, Portugal-based market research firm.  Mr. Andrade is an economist with a specialization in market strategies.  We believe that his experience in economics, investments and finance makes him a valuable asset to our Company.

Thorsten Barth became a director of our Company on March 25, 2010.  Mr. Barth has for the past six (6) years been the Managing Director of Deweg Investments AG, a private investment firm based in Zug, Switzerland.  His background is in banking.  We believe that his experience in banking and investments makes him a valuable asset to our Company.

Ciaran Sheamus Kelly became a director of our Company on March 25, 2010.  Mr. Kelly has for the past eight (8) years been the President of Moreline, Ltd., a London, England-based computer leasing company.  We believe that his business experience makes him a valuable asset to our Company.

Control Person

Upon consummation of the Change in Control Transaction, Mr. Manfred H. Wutzer acquired 95.8% of our outstanding common stock (61.6% as of October31, 2010 as the result of a private sale of 2,000,000 shares and dilution arising from the Share Exchange) and therefore may be deemed to be a “control person.”  Mr. Wutzer, 61, is the owner of International Investment & Commerce, S.A., a company involved in the design and marketing of investment products.  A resident of Palma de Mallorca, Spain, Mr. Wutzer was educated at the University of Cologne in Germany, where he received both Bachelor of Arts and Master of Business Administration degrees.

Involvement in Legal Proceedings

Neither our directors, executive officers nor our control person has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Neither our directors, executive officers nor our control person has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

Neither our directors, executive officers nor our control person are the subject of any pending legal proceeding.

Family Relationships

There are no family relationships among our directors, executive officers and control person.

Compensation of Directors

Out bylaws provide that, unless otherwise restricted by our certificate of incorporation, our board of directors has the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, related to attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as our director.  Out bylaws further provide that no such payment will preclude any director form serving our Company in any other capacity and receiving compensation therefore.  Further, members of special or standing committees may be given compensation for attending committee meetings.  At present, none of our directors receive compensation for their services.

Terms of Directors and Executive Officers

All of our directors serve until the next annual meeting of shareholders and until their successors are elected by shareholders and qualified, or until their earlier death, retirement, resignation or removal.  Currently, our board of directors consists of four (4) persons.  Out bylaws authorized the board of directors to designate from among its members one or more committees and alternate members thereof, as they deem desirable, each consisting of one or more of the directors, with such powers and authority (to the extend permitted by law and these bylaws) as may be provided in such resolution.  We do not currently have any standing committees.  Executive officers serve at the pleasure of the board of directors.

Board Committees and Independence

We presently do not have any committees of the board of directors, but intend to establish audit, compensation and nominating and corporate governance committees as we transition into a fully operating company.  Our board of directors has determined that each of its current members is “independent” within the meaning of the applicable rules and regulations of the SEC.

Compensation Consultants

Neither our board of directors nor management of our Company has engaged outside compensation consultants.

Governance Structure

The Company has chosen to separate the chief executive officer and chairman of the board positions.  Further, all four (4) members of the Company’s board of directors are independent.  We believe that this is the most appropriate leadership structure for the Company.

Board of Directors Role in Risk Oversight

The board of directors has periodic meetings with management and the Company’s independent auditors to perform risk oversight with respect to the Company’s internal control processes.  The Company’s board of directors is comprised entirely of independent directors.  The Company believes that the board of director’s role in risk oversight does not materially affect the leadership structure of the Company.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees.  The code of ethics codifies the business and ethical principles that govern all aspects of our business.  This document will be made available in print, free of charge, to any shareholder requesting a copy in writing from our Secretary at our executive offices in Aventura, Florida.

Section 16(a) Beneficial Ownership Reporting Compliance

Section16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our equity securities with the SEC.  Such directors, executive officers and 10% shareholders also are required to furnish us with copies of all Section 16(1) reports they file.

Based on a review of the copies of such reports and the written representations of such reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were complied with during the year ended December 31, 2009.

Summary Executive Compensation Table

The following table sets forth certain information concerning the compensation paid to our Chief Executive Officer and our other executive officers during the periods described below.

Name and Principal Position	Year	Salary	Stock Awards	Opinion Awards	All Other Compensation	Total Compensation

Anthony J. Finn	2009	-	-	-	-	-
Chief Executive Officer (1)

Sigfried M. Klein	2009	-	-	-	-	-
President (1)

Joerg W. Linder	2009	-	-	-	-	-
Secretary-Treasurer (2)

Michelle Tucker	2009	-	-	-	-	-
Former President and COO (3)	2008	$12,000				$12,000

(1)	Messrs. Finn and Klein assumed their positions on October 19, 2009 upon consummation of the Change in Control Transaction.

(2)	Mr. Linder resigned from his positions in February 2010.

(3)	Ms. Tucker resigned as an executive officer and director of the Company effective October 19, 2009, upon consummation of the Change in Control Transaction.

Employment Agreement and Compensation Arrangements

Effective October 19, 2009, the Company entered into an “at will” employment agreement with Sigfried M. Klein, which provides for a monthly salary of $3,000.

We are not party to an employment agreement with any of our other executive officers.

It is anticipated that Messrs. Ciaran S. Kelly and Phillip Jett, the executive officers of Celestial Investments, will be compensated on a commission only basis for their services.  While the precise terms of such arrangements are still under negotiation, it is anticipated that commission rates will be comparable to industry norms.

Director Compensation

Directors of the Company are not compensated for the services as such, although the board of directors reserves the right to implement a compensation plan for non-employee directors in the future.

Outstanding Equity Awards at Fiscal Year-End

None.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of October 31, 2010 for:

•	each of our directors and executive officers;

•	all of our directors and executive officers as a group; and

•	any other beneficial owner of more than five percent (5%) of our outstanding common stock.

Directors and Executive Officers (1)	Shares Beneficially Owned	Percentage

Anthony J. Finn	0	0
Sigfried M. Klein	0	0
Humberto Medeiros de Moraes	0	0
Ramon Cachafeiro Troitiño	0	0
João Borges Andrade	0	0
Thorsten Barth	0	0
Ciaran Sheamus Kelly	1,800,000	7.9%
All directors and executive officers as a group (7 persons)	1,800,000	7.9%

5% or greater beneficial holders (1)
Manfred H. Wutzer	13,950,237	61.6%
Eurospaininvest, P.L. (2)	2,000,000	8.8%

(1)	The address of each director, executive officer and 5% or greater beneficial owner is c/o the Company, 20900 N.E. 30 th Avenue, 8 th Floor, Aventura, FL 33180.

(2)	Mr. Dieter Huhn is the majority owner and sole officer of Eurospaininvest, P.L.

Certain Relationships and Related Transactions

Certain Relationships

Prior to consummation of the Change in Control Transaction, the former principal shareholder, certain former officers and their respective affiliates advanced funds to Alpha and us for working capital purposes.  These funds aggregated approximately $67,000.  On December 2, 2009, these advances were converted into promissory notes issued by Alpha bearing interest at an annual rate of eight percent (8%) per annum.  These notes are convertible into shares of Alpha’s common stock at the rate of $0.01 per share and mature on December 1, 2011.

Subsequent to consummation of the Change in Control Transaction, we have relied on a loan in the amount of $100,000 made in February 2010 by Eurospaininvest, S.L., a principal shareholder and guaranteed by Manfred H. Wutzer, another principal shareholder, to meet our capital needs.  The loan is due and payable in February 2013, together with interest at the rate of five percent (5%) per annum.  The loan may be repaid at any time.  There can be no assurance that any of our principal shareholders or any members of management and our board of directors or any of their respective affiliates will make any future loans to meet our working capital needs.

In April 2010, Manfred H. Wutzer sold 2,000,000 shares of our common stock held by him to Eurospaininvest, S.L., a private investment banking firm owned by Dieter Huhn, for $200,000 in a private transaction.

Ciaran S. Kelly, who was a 30% shareholder of Celestial Investments, is a director of Apollo.  Mr. Kelly received 1,800,000 shares of our common stock in the Share Exchange.  In addition, Mr. Kelly advanced approximately $26,000 to Celestial Investments to fund its operations.  In connection with the consummation of the Share Exchange, Mr. Kelly contributed such advances to the capital of Celestial Investments.

Humberto Medeiros de Moraes, Apollo’s Vice President and João Borges Andrade, a director of Apollo, are members of Celestial Green’s management team.

Board Independence

Our board of directors has determined that each of its current members is “independent” within the meaning of the applicable rules and regulations of the SEC.

Conflicts Relating to Directors and Executive Officers

To date, we do not believe that there are any conflicts of interest involving our directors or executive officers.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that:  (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Market for Common Equity and Related Stockholder Matters

Market for Common Stock

Our common stock has been quoted on the OTC Bulletin Board since June 24, 2009, originally under the symbol “APEN” and since March 30, 2010 under the symbol “APLI.”  The trading in our common stock is extremely limited and sporadic.  The following table sets forth for the periods indicated, the high and low prices for our common stock as reported by the OTC Bulletin Board.  The prices represent inter-dealer quotations without retail mark-up, mark-down or commissions and may not represent actual transactions.

Quarter Ended	High	Low

December 31, 2009	$.60	$.60
March 31, 2010	$.60	$.60
June 30, 2010	$.95	$.95
September 30, 2010	$.90	$.90

We may also seek to list our common stock for trade on various European stock exchanges, such as the Frankfurt and Berlin stock exchanges.  There can be no assurance that we can do so or that if we do so, that a regular and sustained trading market for our common stock will develop on those exchanges.

Holders

As of October 31, 2010, there were seventy (70) holders of record of our common stock.

Dividends

We have not declared any cash dividends on its common stock since our Company’s inception and do not anticipate doing so in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not established any equity compensation plan.  Prior to consummation of the Change in Control Transactions, we were party to agreements with four individuals whereby they received shares of our common stock pursuant to their employment and directors agreements.  During the year ended December 31, 2009, no shares of common stock were issued to such individuals.

Description of Securities

Common Stock

We have 100,000,000 shares of common stock, $.001 par value authorized, of which 22,644,659 shares are issued and outstanding.

Voting Rights

Holders of common stock have the right to case one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Certificate of Incorporation, or by the bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of fifty percent (50%) of the outstanding shares of our common stock shall constitute a quorum for the transaction of business.  The vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our Articles of Incorporation.

Dividends

There are no restrictions in our Articles of Incorporation or bylaws that prevent us from declaring dividends.  We have not declared any dividends, and we do not plan to declare any cash dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Warrants and Options

There are no outstanding options or warrants.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, Nevada  89119.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects upon the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by management.  Actual results may differ materially from those included in the forward-looking statements.  You should not assume that the information contained in this report is accurate as of any date other than the date of this report.  Changes to the information contained in this report may occur after that date and the Company does not undertake any obligation to update the information unless required to do so by law.

General

Celestial Investments is a development stage company which intends to act as a selling agent in the United Kingdom and Ireland for carbon credits generated by the Rondonia Project to be conducted by Celestial Green.

Results of Operations

Six months ended June 30, 2010.

Celestial Investments did not have any revenues during the six months ended June 30, 2010.  Expenses during the six months ended June 30, 2010 were $7,853 (representing general and administrative expenses).  As a result, Celestial Investments incurred a net loss of $7,853 during the six months ended June 30, 2010.

Year ended December 31, 2009 as compared to period from November 30, 2008 (Inception) through December 31, 2008.

Celestial Investments did not have any revenues during 2009 or the period from November 20, 2008 (Inception) to December 31, 2008.  Expenses during 2009 were $18,610 (representing general and administrative expenses) as compared to $0 during the prior period.  As a result, Celestial Investments incurred a net loss of $18,610 during 2009 as compared to $0 during the 2008 period.

Liquidity and Capital Resources

To date, Celestial Investments’ capital needs have been met through advances from Ciaran S. Kelly, a principal shareholder, which aggregated approximately $26,000.  In connection with consummation of the Share Exchange, Mr. Kelly contributed such advances to the capital of Celestial Investments.

Celestial Investments believes that it will ultimately be able to fund its planned operations through cash flow generated from commissions on the sale of carbon credits, which sales are expected to start closing during 2011.  However, as noted in the Financial Statements of Celestial Investments, there is substantial doubt of the ability of Celestial Investments to continue as a going concern without the receipt of revenues or additional financing.  We estimate that it will cost approximately $7,500 to $10,000 per month to fund Celestial Investments business pending receipt of revenues.  It is anticipated that such funding will come from short-term loans from Apollo’s principal shareholders, although no definitive agreements with respect thereto have been entered into to date.  There can be no assurance that the additional financing needed to fund operations will be secured from any source or on commercially reasonable terms.

Item 3.02.  Unregistered Sale of Securities.

Apollo

Apollo at various dates since its incorporation and until consummation of the Share Exchange, we issued a total of 6,000,000 unregistered shares of common stock as follows:

Date	No. of Shares	Name	Consideration

	4,800,000	Pop Starz Records, Inc.	$4,800
	300,000	Linford Ellis	Services	(1)
	300,000	Kathleen Ellis	Services	(1)
	600,000	Jeffrey Collins	Services	(1)

(1)	All shares of stock issued were issued pursuant to employment and consulting agreements entered into between the respective shareholder and Alpha.

All the foregoing shares of common stock were issued pursuant to the exemption from registration afforded under Section 4(2) of the Securities Act.

See “ Item 1.01.  Entry into a Material Definitive Agreement ” above with respect to the 6,000,000 shares of our common stock issued to Celestial Investment’s three shareholders under the Share Exchange pursuant to the exemption afforded by Regulation S under the Securities Act.

Celestial Investments

Celestial Investments was incorporated in November 2008, where it issued one ordinary share to its three shareholders.  In 2010, it effected a 100 for 1 stock split.  All such issuances were exempt from registration under the Securities Act pursuant to Regulation S thereunder as neither Celestial Investments nor its shareholders were “U.S. Persons,” and all such assurances occurred abroad.

Item 5.06.	Change in Shell Company Status.

As a result of the consummation of the Share Exchange, we believe that we are no longer a shell company as that term is defined in Rule 405 of the Securities Act of 1933 and Rule 12b-2 of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO CAPITAL GROUP, INC.

Dated: November 4, 2010

	By:	/s/ Sigfried M. Klein
Sigfried M. Klein, President